Exhibit 24.1

POWER OF ATTORNEY

Each person whose signature appears below hereby constitutes and appoints each of James F. Moriarty, Beth W. Cooper, and Michael P. McMasters, as his or her true and lawful attorney-in-fact and agent, with full power of substitution and re-substitution, for him or her and in his or her name, place and stead and in the capacities indicated below, to execute a Registration Statement on Form S-3 relating to the registration under the Securities Act of 1933, as amended, of 725,262 shares of common stock of Chesapeake Utilities Corporation (the “Company”) to be issued under the Company’s Dividend Reinvestment and Direct Stock Purchase Plan, to execute any and all amendments and supplements thereto, including post-effective amendments, and to file the same, with all exhibits thereto and other supporting documents, with the Commission. This Power of Attorney may be executed in multiple counterparts, each of which shall be deemed an original, but which taken together shall constitute one instrument.

Pursuant to the requirements of the Securities Act of 1933, as amended, this Power of Attorney has been signed below by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/s/ John R. Schimkaitis John R. Schimkaitis	Chairman of the Board and Director	November 8, 2017

/s/ Michael P. McMasters Michael P. McMasters	President, Chief Executive Officer (principal executive officer) and Director	November 8, 2017

/s/ Beth W. Cooper Beth W. Cooper	Senior Vice President and Chief Financial Officer (principal financial officer and principal accounting officer)	November 8, 2017

/s/ James F. Moriarty James F. Moriarty	Senior Vice President, Corporate Secretary and General Counsel	November 8, 2017

/s/ Eugene H. Bayard Eugene H. Bayard, Esq.	Director	November 8, 2017

/s/ Thomas J. Bresnan Thomas J. Bresnan	Director	November 8, 2017

/s/ Ronald G. Forsythe, Jr. Ronald G. Forsythe, Jr.	Director	November 8, 2017

/s/ Thomas P. Hill, Jr. Thomas P. Hill, Jr.	Director	November 8, 2017

/s/ Dennis S. Hudson, III Dennis S. Hudson, III	Director	November 8, 2017

/s/ Paul L. Maddock, Jr. Paul L. Maddock, Jr.	Director	November 8, 2017

/s/ Dianna F. Morgan Dianna F. Morgan	Director	November 8, 2017

/s/ Calvert A. Morgan, Jr. Calvert A. Morgan, Jr.	Director	November 8, 2017